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[LOGO] Endurance                                                    Exhibit 99.2


                                               Contacts
                                               Bryan Melgar, Investor Relations
                                               Phone: (441) 278-0491
                                               Email: bmelgar@endurance.bm

                                               Marianne Navickas, Corporate
                                               Communications
                                               Phone: (441) 278-0420
                                               Email: mnavickas@endurance.bm

ENDURANCE SPECIALTY HOLDINGS EARNS $88.9 MILLION IN 4TH QUARTER 2003 AND $263.4 MILLION FOR FULL YEAR



HAMILTON, Bermuda - January 22, 2004 - Endurance Specialty Holdings Ltd. (NYSE:ENH), today reported fourth quarter 2003 net income of $88.9 million or $1.31 per diluted share versus net income of $38.6 million or $0.69 per diluted share in the fourth quarter of 2002. In the fourth quarter of 2003, operating income, which excludes after-tax realized investment gains and losses and foreign exchange gains, was $86.5 million or $1.28 per diluted share, 107% higher than for the fourth quarter of 2002. For the year ended December 31, 2003, net income was $263.4 million or $4.00 per diluted share. Operating income for the year ended December 31, 2003 was $247.9 million or $3.76 per diluted share, up 138% from the same period of 2002. Annualized operating return on average equity during the fourth quarter of 2003 was 21.6%. For the full year of 2003, operating return on average equity was 17.3%.

Kenneth J. LeStrange, Chairman and Chief Executive Officer, commented, "Endurance produced outstanding results for our shareholders in 2003. Every segment of our business performed well. As a result, we have been able to exceed our operating return on equity objective of 14-15%. Our strategy of focusing specialty underwriting capabilities across multiple market segments is showing success. We experienced significant growth and highly attractive margins across each of our businesses."

Mr. LeStrange also commented on prospects for 2004. "Based on the strong business platform we have built, we estimate that subject to normal catastrophe losses, Endurance will generate an operating return on equity in 2004 of between 15.5% and 17.5%. Given the strong profitability that we have generated, it is the intent of management to recommend to Endurance's Board of Directors an increase in our dividend payable in the first quarter of 2004 to $0.18 per ordinary share." Payment of such dividend is subject to the discretion and approval of Endurance's Board of Directors.

Gross premiums written and acquired were $262.2 million for the quarter ended December 31, 2003, an increase of 50% from the $175.3 million in gross premiums written for the fourth quarter of 2002. For the year ended December 31, 2003, Endurance had gross premiums written and acquired of $1.6 billion, double the prior year. Earned premiums in the quarter were $356.0 million, an increase of 116% from the fourth quarter of 2002.

The combined ratio was 82.5% in the fourth quarter of 2003 compared to 87.1% in the fourth quarter of 2002. The loss ratio was 54.9% in the quarter compared to 54.1% in the fourth quarter of 2002. The Company benefited from a low level of catastrophic loss activity in the quarter with no significant catastrophe events.


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The acquisition expense ratio increased from 18.6% in the fourth quarter of 2002 to 19.4% in the fourth quarter of 2003 as a result of an increase in the portion of the Company's business underwritten as reinsurance.

The general and administrative expense ratio decreased to 8.2% in the fourth quarter of 2003 from 14.4% in the fourth quarter of 2002, reflecting a significant increase in premiums earned as business written in prior periods was recognized as revenue.

At December 31, 2003, the Company's GAAP shareholder's equity was $1.6 billion or $24.03 per diluted share. Total assets were $3.5 billion and cash and invested assets were $2.7 billion, up over $1.5 billion since the Company's formation in December 2001.

Net operating cash flow was $269 million in the fourth quarter of 2003 and $943 million for the year ended December 31, 2003, reflecting rapid business growth, strong premium collection and a relatively benign level of paid claims.

Endurance will host a conference call on Friday, January 23, 2003 at 8:30 AM Eastern to discuss its financial results. The conference call can be accessed via telephone by dialing (800) 289-0437 (toll-free) or (913) 981-5508 (international). A telephone replay of the conference call will be available through February 6, 2004 by dialing (888) 203-1112 (toll-free) or (719) 457-0820
(international) and entering the pass code: 108119. The public may access a live broadcast of the conference call at the investor relations section of Endurance's website, www.endurance.bm.

A copy of the Company's financial supplement for the fourth quarter of 2003 may be obtained on the Company's website at http://www.endurance.bm or by contacting the Company directly.

About Endurance Specialty Holdings

Endurance Specialty Holdings Ltd. is a global provider of property and casualty insurance and reinsurance. Through its operating subsidiaries, Endurance currently writes property per risk treaty reinsurance, property catastrophe reinsurance, casualty treaty reinsurance, property individual risks, casualty individual risks, and other specialty lines. Endurance's operating subsidiaries have been assigned a group rating of A (Excellent) from A.M. Best and A- from Standard & Poor's. Endurance's headquarters are located at Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda and its mailing address is Endurance Group, Suite No. 784, No. 48 Par-la-Ville Road, Hamilton HM 11, Bermuda. For more information about Endurance, please visit http://www.endurance.bm.




Safe Harbor for Forward-Looking Statements

Some of the statements in this press release may include forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. Statements which include the words "expect," "intend," "plan," "believe," "project," "anticipate," "seek," "will," and similar statements of a future or forward-looking nature identify forward-looking statements in this press release for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause actual results to differ from those indicated in the forward-looking statements. These factors include, but are not limited to, competition, possible terrorism or the outbreak of war, the frequency or severity of unpredictable catastrophic events, changes in demand for insurance or reinsurance, rating agency actions, uncertainties in our reserving process, a change in our tax status, acceptance of our products, the availability of reinsurance or retrocessional coverage, retention of key personnel, political conditions, changes in accounting policies, changes in general economic conditions and other factors described in our Final Prospectus (File No. 333-102026) filed with the U.S. Securities and Exchange Commission on February 28, 2003 in connection with our initial public offering.

Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation publicly to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.


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                        ENDURANCE SPECIALTY HOLDINGS LTD.

                       AUDITED CONSOLIDATED BALANCE SHEETS

        (in thousands of United States dollars, except per share amounts)

                                                                                              December 31,       December 31,
                                                                                                  2003               2002
                                                                                             ---------------    ---------------
      Assets
      Cash and cash equivalents                                                                    $150,923           $256,840
      Fixed maturity investments available for sale, at fair value                                2,523,309          1,406,409
      Premiums receivable, net                                                                      518,539            264,355
      Deferred acquisition costs                                                                    183,387             81,676
      Prepaid reinsurance premiums                                                                    2,335              7,501
      Accrued investment income                                                                      20,434             11,209
      Intangible assets                                                                              32,407             14,344
      Other assets                                                                                   27,630             12,260
                                                                                             ---------------    ---------------
      Total Assets                                                                               $3,458,964         $2,054,594
                                                                                             ===============    ===============

      Liabilities
      Reserve for losses and loss expenses                                                         $833,158           $200,840
      Reserve for unearned premiums                                                                 824,685            403,305
      Reinsurance balances payable                                                                   23,977             16,443
      Bank debt                                                                                     103,029            192,000
      Net payable for investments purchased                                                               -              6,470
      Other liabilities                                                                              29,300             18,036
                                                                                             ---------------    ---------------
      Total Liabilities                                                                           1,814,149            837,094
                                                                                             ---------------    ---------------

      Shareholders' Equity
      Common shares
      Ordinary - 63,912,000 issued and outstanding (2002 - 54,061,185)                               63,912             54,061
      Class A - nil issued and outstanding (2002 - 938,815)                                               -                939
      Additional paid-in capital                                                                  1,189,570          1,009,415
      Accumulated other comprehensive income                                                         46,068             50,707
      Retained earnings                                                                             345,265            102,378
                                                                                             ---------------    ---------------
      Total Shareholders' Equity                                                                  1,644,815          1,217,500
                                                                                             ---------------    ---------------

      Total Liabilities and Shareholders' Equity                                                 $3,458,964         $2,054,594
                                                                                             ===============    ===============

      Book Value per Common Share
      Dilutive common shares outstanding                                                             68,445             56,017
      Diluted book value per common share                                                            $24.03             $21.73
                                                                                             ===============    ===============


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                        ENDURANCE SPECIALTY HOLDINGS LTD.

                     UNAUDITED QUARTERLY AND AUDITED ANNUAL
                        CONSOLIDATED STATEMENTS OF INCOME

        (in thousands of United States dollars, except per share amounts)

                                                  Quarter Ended                          Year Ended
                                        ----------------------------------   -----------------------------------
                                        December 31,      December 31,       December 31,      December 31,
                                            2003              2002               2003              2002
                                        --------------  ------------------   -------------- --------------------
Revenues
Gross premiums written and acquired         $ 262,156           $ 175,288      $ 1,601,997           $  798,760
                                        ==============  ==================   ============== ====================

Net premiums written and acquired           $ 261,036           $ 174,405      $ 1,597,844           $  764,918
Change in unearned premiums                    94,962              (9,198)        (423,897)            (395,429)
                                        --------------  ------------------   -------------- --------------------

Net premiums earned                           355,998             165,207        1,173,947              369,489
Net investment income                          21,252              13,583           71,010               42,938
Net foreign exchange gains                      3,166               1,205            9,883                2,312
Net realized gains (losses) on sales
of investments                                (1,267)               3,042            5,718                6,730
                                        --------------  ------------------   -------------- --------------------
Total revenues                                379,149             183,037        1,260,558              421,469
                                        --------------  ------------------   -------------- --------------------

Expenses
Losses and loss expenses                      195,355              89,309          663,696              204,455
Acquisition expenses                           69,126              30,709          230,549               64,013
General and administrative expenses            29,209              23,804          100,657               49,999
Amortization of intangibles                       943                 484            3,237                  809
Interest expense                                  845                 954            4,238                  984
                                        --------------  ------------------   -------------- --------------------
Total expenses                                295,478             145,260        1,002,377              320,260
                                        --------------  ------------------   -------------- --------------------

Income before income taxes                     83,671              37,777          258,181              101,209
Income tax benefit                              5,231                 801            5,256                  857
                                        --------------  ------------------   -------------- --------------------
Net income                                    $88,902             $38,578        $ 263,437             $102,066
                                        ==============  ==================   ============== ====================

Per share data
Weighted average number of common
  and common equivalent shares
  outstanding:
     Basic                                     64,046              55,000           62,933               58,699
     Diluted                                   67,765              55,747           65,900               58,858
     Basic earnings per share                   $1.39               $0.70            $4.19                $1.74
                                        ==============  ==================   ============== ====================
     Diluted earnings per share                 $1.31               $0.69            $4.00                $1.73
                                        ==============  ==================   ============== ====================


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                        ENDURANCE SPECIALTY HOLDINGS LTD.

                          CONSOLIDATED FINANCIAL RATIOS


                                                      Quarter Ended                          Year Ended
                                             ---------------------------------   -----------------------------------
                                              December 31,     December 31,       December 31,      December 31,
                                                  2003             2002               2003              2002
                                             --------------- -----------------   --------------- -------------------
GAAP Ratios
Losses and loss expenses ratio                        54.9%             54.1%             56.5%               55.3%
Acquisition expense ratio                             19.4%             18.6%             19.6%               17.3%
General and administrative expense ratio               8.2%             14.4%              8.6%               13.6%
                                             --------------- -----------------   --------------- -------------------
     Combined ratio                                   82.5%             87.1%             84.7%               86.2%
                                             =============== =================   =============== ===================

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